Exhibit 1.1

CO-PLACEMENT AGENCY AGREEMENT

April    , 2019

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Brookline Capital Markets

509 Madison Avenue, 9th Floor

New York, NY 10022

Ladies and Gentlemen:

Introduction.  Subject to the terms and conditions herein (this “Agreement”), ContraVir Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees to sell up to an aggregate of $         of registered securities of the Company, consisting of (i)          Class A Units (the “Class A Units”), each Class A Unit consisting of (a) one (1) share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) one (1) warrant (each, a “Warrant” and collectively, the “Warrants”), each Warrant to purchase the number of shares of Common Stock equal to the number of Shares underlying such Class A Unit at an exercise price of $     per share (the “Warrant Shares”); and (ii)          Class B Units (the “Class B Units” and, together with the Class A Units, the “Units”) each Class B Unit consisting of (a) one (1) share (the “Preferred Shares”) of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock” and the shares of Common Stock issuable upon conversion of the Preferred Stock, the “Conversion Shares), containing the relative rights, preferences, limitations and designations set forth in the Certificate of Designation filed as an exhibit to the Registration Statement (as defined below), and (b) one (1) Warrant, each Warrant to purchase the number of shares of Common Stock equal to the number of Conversion Shares underlying the Preferred Stock underlying such Class B Unit (the Units, Shares, Preferred Stock, Warrants, Warrant Shares and Conversion Shares, collectively, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Roth Capital Partners, LLC, (“Roth” or the “Lead Placement Agent”) and Brookline Capital Markets (“Brookline” or the “Co-Placement Agent” and, collectively with Roth, the “Co-Placement Agents”), as co-placement agents.  The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents”. The purchase price to the Investors for each Class A Unit is $    , for each Class B Unit is $1,000 and the exercise price to the Investors for each share of common stock issuable upon exercise of the Warrants is $    .  The Co-Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Co-Placement Agents as follows:

Section 1.                                          Agreement to Act as Co-Placement Agents.

(a)                                 On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Co-Placement Agents shall be the exclusive placement agents in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-1 (File No. 333-229416) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Co-Placement Agents and the prospective Investors.  The Co-Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering.  Under no circumstances will the Co-Placement Agents or any of their “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for their own account or otherwise provide any financing.  The Co-Placement Agents shall act solely as the Company’s agents and not as principal.  The Co-Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.  Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”).  As compensation for services rendered, on each Closing Date, the Company shall pay to the Co-Placement Agents the fees and expenses set forth below:

(i)                                     A cash fee equal to 7% of the gross proceeds received by the Company from the sale of the Units at the closing of the Offering (the “Closing”). The Lead Placement Agent shall receive 87.5% of the cash fee and the Co-Placement Agent shall receive 12.5% of the cash fee.

(ii)                                  The Company agrees to reimburse the Lead Placement Agent’s out of pocket expenses (with supporting invoices/receipts) of $75,000 payable immediately upon the Closing of the Offering.

(iii)                               Such number of Common Stock purchase warrants (the “Placement Agent Warrants”) to Co-Placement Agents or their designees at each Closing to purchase shares of Common Stock equal to 4% of the aggregate number of Shares and Conversion Shares sold in the Offering.  The Placement Agent Warrants shall have the same terms as the warrants issued to the Investors in the Offering except that the exercise price shall be equal to the public offering price per share and shall have an expiration date of 5 years from the effective date of the Registration Statement (as further defined below).  The Placement Agent Warrants shall not be transferable for six months from the date of the Offering except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(1). The Lead Placement Agent shall receive 87.5% of the Placement Agent Warrants and the Co-Placement Agent shall receive 12.5% of the Placement Agent Warrants.

(iv)                              If the Company sells any securities to any investors contacted by the Lead Placement Agent in connection with the Offering herein following the termination of this Agreement and on or prior to the date that is 6 months after the termination of this agreement, the Company shall pay to the Lead Placement Agent a cash fee of 7% of the gross proceeds to the Company from the sale of securities to such investors.

(b)                                 The term of the Co-Placement Agents’ exclusive engagement will be until the completion of the Offering (the “Exclusive Term”);  provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties.   Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement.  Nothing in this Agreement shall be construed to limit the ability of the Co-Placement Agents or their Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.                                          Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants to the Co-Placement Agents as of the date hereof, and as of each Closing Date, as follows:

(a)                                 Securities Law Filings.  The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was initially filed on January 29, 2019 and declared effective on April     , 2019 for the registration of the Securities under the Securities Act.  Following the determination of pricing among the Company and the prospective Investors introduced to the Company by Co-Placement Agents, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Co-Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time (including post effective amendments), is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as so amended or supplemented) is hereinafter called the “Final Prospectus.”  Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,”

“amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be.  The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

(b)                                 Assurances.  The Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations.  Each of the Preliminary Prospectus and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Preliminary Prospectus or Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  Except for this Agreement, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement, there are no contracts or other documents required to be described in the Preliminary Prospectus or Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c)                                  Offering Materials.  Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(d)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Preliminary Prospectus and Final Prospectus and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby and under the Preliminary Prospectus and Final Prospectus have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below).  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)                                  No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Final Prospectus, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)                                   Certificates.  Any certificate signed by an officer of the Company and delivered to the Co-Placement Agents or Placement Agent Counsel (as defined below) shall be deemed to be a representation and warranty by the Company to the Co-Placement Agents as to the matters set forth therein.

(g)                                  Reliance.  The Company acknowledges that the Co-Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h)                                 Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made to the Investors in the Purchase Agreements is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Co-Placement Agents.

(i)                                     FINRA Affiliations.  There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

Section 3.                                          Delivery and Payment.  Each Closing shall occur at the offices of the Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105 (or at such other place as shall be agreed upon by the Co-Placement Agents and the Company) (“Placement Agent Counsel”).  Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Co-Placement Agents may each request at least one business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel.   All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4.                                          Covenants and Agreements of the Company.  The Company further covenants and agrees with the Co-Placement Agents as follows:

(a)                                 Registration Statement Matters.  The Company will advise the Co-Placement Agents promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Preliminary Prospectus, or the Final Prospectus, has been filed and will furnish the Co-Placement Agents with copies thereof.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering.  The Company will advise the Co-Placement Agents, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Preliminary Prospectus or Final Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or any Preliminary Prospectus or the Final Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)                                 Blue Sky Compliance.  The Company will cooperate with the Co-Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Co-Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Co-Placement Agents may reasonably request for distribution of the Securities.  The Company will advise the Co-Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)                                  Amendments and Supplements to the Registration Statement and Other Matters.  The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents, the Registration Statement and the Final Prospectus.  If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Registration Statement (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Co-Placement Agents or Placement Agent Counsel, it becomes necessary to amend or supplement the Registration Statement in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement Registration Statement or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Co-Placement Agents and to dealers, an appropriate amendment to the

Registration Statement or supplement to the Registration Statement or the Final Prospectus that is necessary in order to make the statements in the Registration Statement as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Final Prospectus, as so amended or supplemented, will comply with law.  Before amending the Registration Statement or supplementing the Incorporated Documents or the Final Prospectus in connection with the Offering, the Company will furnish the Co-Placement Agents with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Co-Placement Agents reasonably object.

(d)                                 Copies of any Amendments and Supplements to the Registration Statement.  The Company will furnish the Co-Placement Agents, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of the Incorporated Documents, Registration Statement, Preliminary Prospectus and the Final Prospectus and any amendments and supplements thereto as the Co-Placement Agents may reasonably request.

(e)                                  Free Writing Prospectus.  The Company covenants that it will not, unless it obtains the prior written consent of the Co-Placement Agents, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.  In the event that the Co-Placement Agents expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)                                   Transfer Agent.  The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g)                                  Earnings Statement.  As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Co-Placement Agents an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h)                                 Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)                                     Additional Documents.  The Company will enter into any subscription, purchase or other customary agreements as the Co-Placement Agents or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Co-Placement Agents and the Investors.  The Company agrees that the Co-Placement Agents may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j)                                    No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k)                                 Acknowledgment.  The Company acknowledges that any advice given by the Lead Placement Agent or the Co-Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Lead Placement Agent’s or Co-Placement Agent’s prior written consent, as applicable.

(l)                                     Announcement of Offering.  The Company acknowledges and agrees that the Co-Placement Agents may, subsequent to the Closing, make public its involvement with the Offering.

(m)                             Reliance on Others.  The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(n)                                 Research Matters.  By entering into this Agreement, neither the Lead Placement Agent or the Co-Placement Agent provides any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Lead Placement Agent’s selection as the lead placement agent and the Co-Placement Agent’s selection as a co-placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Co-Placement Agents providing favorable or any research coverage of the Company.  In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that neither the Lead Placement Agent nor the Co-placement Agent have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5.                                          Conditions of the Obligations of the Co-Placement Agents.  The obligations of the Co-Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)                                 Accountants’ Comfort Letter.  On the date hereof, the Co-Placement Agents shall have received, and the Company shall have caused to be delivered to the Co-Placement Agents, a letter from BDO USA, LLP (the independent registered public accounting firm of the Company), addressed to the Co-Placement Agents, dated as of the date hereof, in form and substance satisfactory to the Co-Placement Agents.  The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Preliminary Prospectus, which, in the Co-Placement Agents’ sole judgment, is material and adverse and that makes it, in the Co-Placement Agents’ sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Preliminary Prospectus.

(b)                                 Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA.  The Final Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission on a timely basis, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Final Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)                                  Corporate Proceedings.  All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Final Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to Placement Agent Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Co-Placement Agents’ sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Final Prospectus (“Material Adverse Change”).

(e)                                  Opinions of Counsel for the Company.  The Co-Placement Agents shall have received on each Closing Date the favorable opinion of US legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Co-Placement Agents and in form and substance satisfactory to the Co-Placement Agents, and the favorable opinion of Cooley LLP, intellectual property legal counsel to the Company, including, without limitation, a negative assurance letter, addressed to the Co-Placement Agents and in form and substance satisfactory to the Co-Placement Agents.

(f)                                   Lock-Up Agreements. On the Closing Date, the Co-Placement Agents shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the directors and officers of the Company.

(g)                                  Officers’ Certificate.  The Co-Placement Agents shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Co-Placement Agents shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Preliminary Prospectus and the Final Prospectus, and this Agreement and to the further effect that:

(1)                                 The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2)                                 No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(3)                                 When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Lead Placement Agent or the Co-Placemenet Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(4)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and the Final Prospectus, there has not been:  (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(h)                                 Bring-down Comfort Letter.  On each Closing Date, the Co-Placement Agents shall have received from BDO USA, LLP, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Co-Placement Agents, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to such Closing Date.

(i)                                     Stock Exchange Listing.  The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing, other than as is disclosed in the Registration Statement, Preliminary Prospectus and Final Prospectus.

(j)                                    Additional Documents.  On or before each Closing Date, the Co-Placement Agents and Placement Agent Counsel shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Co-Placement Agents by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6.                                          Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Co-Placement Agents’ participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Shares, Conversion Shares, and Warrant Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Co-Placement Agents’ employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement; provided that all such costs, fees and expenses, and the costs, fees and expenses stated in Section 6(ix) shall not exceed $75,000 in the aggregate.

Section 7.                                          Indemnification and Contribution.

(a)  The Company agrees to indemnify and hold harmless each of the Co-Placement Agents, their affiliates and each person controlling the Co-Placement Agents (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Co-Placement Agents, their affiliates and each such controlling person (the Co-Placement Agents, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Incorporated Document or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b)                                 Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Co-Placement Agents, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Co-Placement Agents, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld).  In addition, the Company shall not, without the prior written consent of the Co-Placement Agents (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)                                  In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Co-Placement Agents and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Co-Placement Agents and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any

Liabilities and Expenses in excess of the amount of fees actually received by the Co-Placement Agents pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Co-Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Co-Placement Agents under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)                                 The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)                                  The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 8.                                          Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Co-Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Co-Placement Agents, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.  A successor to a Lead Placement Agent or Co-Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.                                          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or e-mailed and confirmed to the parties hereto as follows:

If to Roth to the address set forth above, attention:         , email: rothecm@roth.com

If to Brookline to the address set forth above, attention:         , email:

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

E-mail: capmkts@egsllp.com

If to the Company:

ContraVir Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, New Jersey, USA, 08837

E-mail: rfoster@contravir.com

Attention:  Robert Foster

With a copy to:

Sheppard, Mullin, Richter & Hampton, LLP

30 Rockefeller Plaza, 38th Floor

New York, NY 10112

E-mail: jfessler@sheppardmullin.com

Attention:  Jeffrey Fessler

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10.                                   Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11.                                   Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12.                                   Governing Law Provisions.  This Agreement shall be deemed to have been made and delivered in New York City and both this engagement letter and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.  Each of the Lead Placement Agent, the Co-Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Lead Placement Agent, the Co-Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Co-Placement Agents mailed by certified mail to the Co-Placement Agents’ addresses shall be deemed in every respect effective service process upon the Co-Placement Agents, in any such suit, action or proceeding.  Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither the Lead Placement Agent, the Co-Placement Agent nor their affiliates, and the respective officers, directors, employees, agents and representatives of the Lead Placement Agent and Co-Placement Agent, their affiliates and each other person, if any, controlling the Lead Placement Agent or Co-Placement Agent or any of their affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities.  If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13.                                   General Provisions.

(a)                                 This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  Notwithstanding anything herein to the contrary, the Engagement Agreement, dated December 28, 2018 (“Engagement Agreement”), between the Company and Roth Capital Partners, LLC shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Lead Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)                                 The Company acknowledges that in connection with the offering of the Securities: (i) the Co-Placement Agents have acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Co-Placement Agents owe the Company only those duties and obligations set forth in this Agreement and (iii) the Co-Placement Agents may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Co-Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CONTRAVIR PHARMACEUTICALS, INC.

By:
Name:
Title:

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

BROOKLINE CAPITAL MARKETS

By:
Name:
Title: